Exhibit 10.1
TEXAS CAPITAL BANCSHARES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
ESTABLISHMENT OF THE PLAN
     Texas Capital Bancshares, Inc. (hereinafter referred to as “Bancshares”) hereby adopts and establishes the Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) effective February 1, 2006 upon the terms and conditions hereinafter stated.
ARTICLE II
PURPOSE OF THE PLAN
     The purpose of the Plan is to provide employees of Bancshares and its Subsidiaries (together with Bancshares referred to herein as the “Company”) with an opportunity to purchase Common Stock of Bancshares. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and to qualify as a “noncompensatory plan” under Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and FASB Statement No. 123 (revised 2004).
ARTICLE III
DEFINITIONS
     (a) “Account” shall mean the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Article VII(a).
     (b) “Board” shall mean the Board of Directors of Bancshares.
     (c) “Code” shall mean the Internal Revenue Code of 1986, as amended. References herein to any section of the Code shall also refer to any successor provision thereof.
     (d) “Committee” shall mean the committee that may be appointed by the Board to administer this Plan pursuant to Article XII.
     (e) “Common Stock” shall mean the common stock of Bancshares.
     (f) “Compensation” shall mean an Eligible Employee’s regular earnings, overtime pay, sick pay and vacation pay. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k) of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: commissions, incentive compensation, bonuses, prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income.
     (g) “Contributions” shall mean all bookkeeping amounts credited to the Account of a Participant pursuant to Article VII(a).
     (h) “Eligible Employee” shall mean any common law employee of the Company. Notwithstanding the foregoing, “Eligible Employee” shall not include any employee who (i) has not as of the Grant Date completed at least 90 days of continuous full-time employment with the Company, (ii) whose customary employment is for less than 20 hours per week, or (iii) whose customary employment is for not more than five months in a calendar year.
     (i) “Effective Date” shall mean February 1, 2006.
     (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (k) “Exercise Date” shall mean, with respect to an Offering Period, the last Trading Day of that Offering Period.
     (l) “Fair Market Value” shall mean the value of Bancshares’ Common Stock on a particular date as determined by the Committee in good faith; provided that, in the event the Common Stock becomes registered under Section 12 of the Exchange Act, the Fair Market Value of Bancshares’ Common Stock shall mean (i) the last reported sale price per share of Common Stock on such date, or (ii) in case no such sale takes place on such date, the average of the closing and asking prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, or (iii) if the Common Stock is not listed or admitted for trading or included for quotation, the last quote price, or (iv) if the Common Stock is not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the NASD Automatic Quotation System or, (v) if such system is no longer in use, the principal other automated quotations system that may then be in use or, (vi) if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee.
If the relevant date is not a Trading Day, the determination shall be made as of the last Trading Day of the Offering Period.
     (m) “Grant Date” shall mean the first Trading Day of each Offering Period.
     (n) “Offering Period” shall mean the six-consecutive month period commencing on each January 1 and July 1, unless such other period is provided by the Committee in accordance with Article V. Notwithstanding the foregoing, the first Offering Period shall be a short Offering Period, beginning on the date set forth in Article V below and ending June 30, 2006.

     (o) “Option” shall mean the stock option to acquire Shares granted to a Participant pursuant to Article VIII.
     (p) “Option Price” shall mean the per Share exercise price of an Option as determined in accordance with Article VIII(b).
     (q) “Participant” shall mean an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Article VI.
     (r) “Plan” shall mean this Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan, as amended from time to time.
     (s) “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16.
     (t) “Rule 16b-3” shall mean Rule 16b-3 promulgated under Section 16.
     (u) “Section 16” shall mean Section 16 of the Exchange Act.
     (v) “Share” shall mean a share of Common Stock.
     (w) “Subscription Agreement” shall mean the written agreement filed by an Eligible Employee with the Company pursuant to Article VI to participate in this Plan.
     (x) “Subsidiaries” shall mean any present or future corporation(s) which (i) would be a “subsidiary corporation” of Texas Capital Bancshares, Inc. as that term is defined in Section 424 of the Code and is (ii) designated as a participating employer in the Plan by the Committee.
     (y) “Trading Day” shall mean a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national market securities exchange or included for quotation on the Nasdaq National Market, any business day.
ARTICLE IV
ELIGIBILITY
     (a) Any person who is an Eligible Employee as of the Grant Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Article VI and the limitations imposed by Section 423(b) of the Code.
     (b) All Eligible Employees granted any Option under this Plan shall have the same rights and privileges, provided, however; that an Eligible Employee shall not be deemed to have different rights and privileges merely because the amount of Common Stock that may be purchased by such Eligible Employee under the Plan is determined on the basis of a uniform relationship to the Eligible Employee’s Compensation, or the basic or regular rate of compensation of all employees.

     (c) Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option or other right to purchase Shares under this Plan to the extent it would, if exercised, cause the person to own “stock” (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of Bancshares. In addition, no Employee shall be granted an Option which permits his rights to purchase Shares under the Plan (and under all employee stock purchase plans of the Company qualified under Section 423 of the Code) to accrue at a rate which exceeds $25,000 of the fair market value of the stock of Bancshares (determined at the time the right to purchase such Stock is granted) for each calendar year during which such right is outstanding. For this purpose, a right to purchase Shares accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply.
ARTICLE V
OFFERING PERIODS
     The Plan shall be implemented by a series of Offering Periods of six (6) months duration (or, such shorter duration as may be approved by the Committee), with new Offering Periods commencing on or about the first Trading Day following January 1 and July 1 of each year (or at such other time or times as may be determined by the Committee). Notwithstanding the foregoing, the initial Offering Period shall commence on February 7, 2006 or, if later, the first Trading Day following the completion of any filings or waiting periods required by the Exchange Act or any established securities market on which the Shares are listed or traded.
     The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval. Notwithstanding anything to the contrary contained herein, the Committee shall have the power to terminate an Offering Period at any time, even after the Offering Period has commenced, in the event it determines that continuance of the Offering Period would cause the Plan to violate any applicable law or the rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded. In the event the Committee terminates an Offering Period pursuant to this Article V, any Contributions for such Offering Period may be credited to such Participant’s Account for the next Offering Period or, if the Committee so elects in its sole and absolute discretion, refunded to the Participants for such Offering Period
ARTICLE VI
PARTICIPATION
     An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee. To become effective, Subscription Agreements must be filed with the Committee (or such officer of the Company designated by the Committee) prior to the next occurring Grant Date and must set forth the percentage or dollar amount of the Eligible Employee’s Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee’s Compensation) to be credited to the Participant’s Account as Contributions for each pay period. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions. A Subscription Agreement shall automatically remain valid for subsequent Offering Periods until revoked by a Subscription Agreement filed pursuant to Article VII(d) or otherwise terminated by the Participant pursuant to Article VII.
ARTICLE VII
PAYMENT OF CONTRIBUTIONS
     (a) The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.
     (b) Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Article or the Committee as provided in Article V or until a Participant’s participation terminates pursuant to Article XI.
     (c) A Participant may terminate his or her Contributions during an Offering Period by completing and filing with the Committee (or such officer designated by the Committee), in such form and on such terms as the Committee may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Committee (or such officer designated by the Committee).
     (d) A Participant may change the level of his or her Contributions by completing and filing with the Committee (or such officer designated by the Committee), in such form and on such terms as the Committee may prescribe, a new Subscription Agreement which shall be signed by the Participant. The Subscription Agreement must set forth the percentage or dollar amount of the Eligible Employee’s Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee’s Compensation) to be credited to the Participant’s Account as Contributions for each pay period. Any such changes must be filed with the Committee (or such officer designated by the Committee) prior to the next occurring Grant Date. Such change shall be effective as of the next occurring Grant Date. Any Subscription Agreement made pursuant to this Article VII(d) will revoke any then outstanding Subscription Agreement.

ARTICLE VIII
GRANT OF OPTION
     (a) On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price.
     (b) The Option Price per Share of the Shares subject to an Option shall be 95% of the Fair Market Value of a Share on the applicable Exercise Date of each Offering Period, unless the per-share amount of share issuance costs that would have been incurred to raise a significant amount of capital by a public offering during the applicable Offering Period would justify a purchase discount of more than 5%, as determined by the Committee, it is sole discretion.
     (c) Notwithstanding anything to the contrary contained herein, in no event shall the terms of an Option be more favorable than those available to all holders of the Common Stock.
ARTICLE IX
EXERCISE OF OPTION
     Unless a Participant’s participation is terminated as provided in Article XI, his or her Option to purchase Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of Shares subject to such Option shall be purchased at the Option Price with the balance in such Participant’s Account. The Committee, in its discretion and prior to the applicable Offering Period, shall limit the purchase of fractional Shares under the Plan; provided that if any amount (which is not sufficient to purchase a whole Share) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date.
ARTICLE X
DELIVERY
     As soon as administratively practicable after an Exercise Date, the Company shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Company may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee, in its discretion, either may require or permit the Participant to elect that such certificates be delivered to such recordkeeping service. The Company may serve as the recordkeeping service. In the event Bancshares is required to obtain from any commission or agency the authority to issue any such certificate, Bancshares will seek to obtain such authority. Inability of Bancshares to obtain from any such commission or agency the authority which counsel for Bancshares deems necessary for the lawful issuance of any such certificate shall relieve Bancshares from liability to any Participant except to return to the Participant the amount of the balance in his or her Account.
ARTICLE XI
TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
     (a) Upon a Participant’s termination from employment with the Company for any reason or in the event that a Participant is no longer an Eligible Employee or if the Participant elects to terminate Contributions pursuant to Article VII, at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her in cash, or, in the event of such Participant’s death, paid to the person or persons entitled thereto under Article XIII, and such Participant’s Option for that Offering Period shall be automatically terminated.
     (b) A Participant’s termination of Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.
     (c) For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
ARTICLE XII
ADMINISTRATION
     The Board, or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”), shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. At any time that there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

     If necessary to satisfy the requirements of Rule 16b-3, membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3. In the event no member of the Committee is a “non-employee director” as defined in Rule 16b-3, the Committee may appoint one or more of the other members of the Board to the Committee who are “non-employee directors” as defined in Rule 16b-3 in substitution for the current members of the Committee for purposes of satisfying the requirements of Rule 16b-3. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
     The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.
     The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3, any function relating to a Reporting Participant shall be performed solely by the Committee.
     With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3, Section 423 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Options that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Options.
ARTICLE XIII
DESIGNATION OF BENEFICIARY
     (a) A Participant may file, in a manner prescribed by the Committee, a written designation of a beneficiary who is to receive any Shares or cash from such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant’s death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Article XIII(b)) as soon as administratively practicable after the Committee (or such officer designated by the Committee) receives notice of such Participant’s death and any outstanding unexercised Option shall terminate. If a Participant’s death occurs at any other time, the balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Article XIII(b)) in cash as soon as administratively practicable after the Committee (or such officer designated by the Committee)

receives notice of such Participant’s death and such Participant’s Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective.
     (b) Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee. If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death, the Company shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Committee, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
ARTICLE XIV
TRANSFERABILITY
     Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Article XIII) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant’s death, to the Participant’s beneficiary pursuant to Article XIII.
ARTICLE XV
USE OF FUNDS; INTEREST
     All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. No interest will be paid to any Participant or credited to his or her Account under this Plan.
ARTICLE XVI
STATEMENTS
     Statements shall be provided to Participants as soon as administratively practicable following an Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, the Participant’s Account balance immediately prior to the exercise of his or her Option, the Fair Market

Value of a Share, the Option Price, the number of Shares purchased and his or her remaining Account balance, if any.
ARTICLE XVII
ADJUSTMENTS OF AND CHANGES IN THE STOCK
     (a) The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Bancshares, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of Bancshares occurs. The Board will, in such manner and to such extent (if any) as it deems appropriate and equitable:
     (i) proportionately adjust any or all of: (a) the number and type of Shares (or other securities) that thereafter may be made the subject of Options; (b) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options; (c) the Option Price of any or all outstanding Options; or (d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or
     (ii) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for the substitution, settlement, or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
In each case, no such adjustment will be made that would cause this Plan to violate Section 423 of the Code or any successor provisions without the written consent of a simple majority of the Participants materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.
     (b) Upon a dissolution of Bancshares, or any other event described in Article XVII(a) that Bancshares does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board through a plan or reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Article XVII(b), such Participant’s Account shall be paid to him or her in cash.

ARTICLE XVIII
TERM OF PLAN; AMENDMENT OR TERMINATION
     (a) This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the tenth (10th) anniversary of the Effective Date and this Plan shall terminate on such date unless sooner terminated pursuant to this Article.
     (b) The Board may amend, modify or terminate this Plan at any time without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent deemed necessary or advisable by the Board or required by (i) any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded; (ii) Section 423 of the Code or (iii) any other applicable law. Except as otherwise provided by Article V, no amendment, modification, or termination pursuant to this Article shall, without the written consent of the Participants, affect in any manner materially adverse to the Participants any rights or benefits of such Participants or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Article XVII shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Board shall have the right to designate from time to time the Subsidiaries, if any, whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.
ARTICLE XIX
NOTICES
     All notices or other communications by a Participant to the Company or the Committee contemplated by the Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee at the location, or by the person, designated by the Committee for that purpose.
ARTICLE XX
CONDITIONS UPON ISSUANCE OF SHARES
     Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.
     As a condition precedent to the exercise of any Option, if, in the opinion of counsel for the Company such a representation is required under applicable law, the Company may require any person exercising such Option to represent and warrant that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares.

ARTICLE XXI
PLAN CONSTRUCTION
     (a) It is the intent of the Company that transactions in and affecting Options in the case of Participants who are or may be subject to the prohibitions of Section 16 satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 in respect of those transactions and will not be subject to avoidable liability thereunder. Accordingly, this Plan shall be deemed to contain and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 with respect to Plan transactions.
     (b) If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Board may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.
ARTICLE XXII
EMPLOYEES’ RIGHTS
     Nothing in this Plan (or in any agreement related to this Plan) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Eligible Employee or Participant. No Participant shall have any rights as a stockholder until a certificate for Shares has been issued in the Participant’s name following exercise of his or her Option. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the issuance of such Share certificate. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.
ARTICLE XXIII
COMMON STOCK AVAILABLE FOR THE PLAN
     (a) The aggregate number of Shares of Common Stock which may be issued pursuant to this Plan shall be 400,000 Shares of Bancshares’ Common Stock. If, and to the extent, that the number of issued Shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Shares subject to grant hereunder and the Option Price thereof shall be proportionately adjusted.
     (b) To the extent that any Option under this Plan shall expire or be canceled, in whole or in part, then the number of Shares covered by the Option so expired or canceled may again be awarded pursuant to the provisions of this Plan.
ARTICLE XXIV
DISPOSITIONS OF STOCK, RIGHT OF FIRST REFUSAL AND REPURCHASE
     (a) Prior to the date on which Bancshares’ Common Stock is offered for sale to the public following successful registration of the stock with the Securities and Exchange Commission, the Participant may not sell, exchange, transfer, pledge or otherwise dispose of any Common Stock acquired through the exercise of an Option granted hereunder until after the expiration of a six (6) month holding period measured from the Exercise Date following the transfer of such Common Stock to the Participant.
     (b) In the event that, prior to the date on which Bancshares’ Common Stock is offered for sale to the public following successful registration of the Common Stock with the Securities and Exchange Commission, the Participant shall incur a termination of employment for any reason, the Company, following the six (6) month holding period described in Article XXIV(a), shall have the right, but not the obligation, to repurchase at any time some or all of Participant’s Shares of Common Stock acquired through the exercise of an Option granted herein at the Fair Market Value of such Common Stock at the date of repurchase.
     (c) Prior to the date on which Bancshares’ Common Stock is offered for sale to the public following successful registration of the stock with the Securities and Exchange Commission, Bancshares, following the six (6) month holding period described in Article XXIV(a), shall have the right of first refusal with respect to Participant’s Shares of Common Stock at a purchase price equal to the lower of the Fair Market Value at date of repurchase or the price offered by a bona fide purchaser. The Participant shall, as a condition precedent to his or her right to sell such shares of Common Stock to purchaser, comply with the following procedure:
     (i) By written notice (the “Notice”), the Participant shall inform the Committee of the purchaser’s offer, the number of Shares of Common Stock proposed to be transferred , the price per Share, the proposed closing date (which shall be no sooner than fifty (50) days from the date of the Notice), all other terms and conditions of the purchaser’s offer and shall further contain an offer to sell all of the offered Shares to the Committee or its assign pursuant to the terms and provisions of this Article XXIV and on the same terms and conditions contained in the purchaser’s offer.
     (ii) The Company at its option, exercisable within twenty (20) days of the receipt of the Notice, may purchase all or any part of the offered Shares. In addition, the Company shall be entitled to assign its right to purchase the offered Shares to one or more third parties.

     (iii) If the Company shall elect to purchase some or all of the offered Shares, it shall deliver notice of the exercise of its option to the Participant not later than the twentieth day following receipt of the Notice. In addition, if the Company shall assign some or all of its right to purchase the offered Shares to a third party, it shall deliver notice of such assignment, together with the number of the offered Shares to be purchased by such third party, not later than the twentieth day following receipt of the Notice. Following delivery of the Company’s (or the third party) notice of exercise of the option granted herein to purchase the offered Shares, the Company shall set a closing date, which shall not be later than twenty days following the delivery of the Company’s (or the third party’s) notice of intent to purchase offered Shares.
     (iv) To the extent that the Company and its assigns shall elect to purchase less than all of the offered Shares, the Participant shall thereafter be entitled to sell those offered Shares not being so purchased upon the terms and conditions set forth in the Notice. Any modification of such terms and conditions shall require additional compliance with the provisions set forth in this Article XXIV.
     (d) In the event that the Company exercises its rights under this Article XXIV with regard to the Participant’s Shares, it has the right to tender such purchase price in installments, with interest, over a period not to exceed twelve (12) months. For purposes of such an installment payment, interest shall be calculated and paid not less frequently than annually, and shall equal the prime rate of interest charged by the Company’s primary bank.
ARTICLE XXV
MISCELLANEOUS
     (a) If a Share acquired pursuant to this Plan is disposed of by a Participant prior to the expiration of either two (2) years from the Grant Date of the Option relating to such Share or one (1) year from the transfer of such Share to the Participant on the Exercise Date (a “Disqualifying Disposition”), such Participant shall notify the Company in writing of the date and terms of such disposition. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan.
     (b) This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.
     (c) Captions and headings are given to the articles of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
     (d) The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the

Company, or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose.
**********
     IN WITNESS WHEREOF, Bancshares has caused its duly authorized officers to execute this Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan, and to apply the Corporate seal hereto as of ___, 2006.

TEXAS CAPITAL BANCSHARES, INC.

By:

Joseph M. Grant
Chairman and Chief Executive Officer